Exhibit 99.1

                      Progenics Broadens Collaboration with
                  Seattle Genetics for Prostate Cancer Therapy;
         Positive Preclinical Findings on PSMA Antibody-Drug Conjugate
                  Published in Clinical Cancer Research Journal



    TARRYTOWN, N.Y.--(BUSINESS WIRE)--May 25, 2006--Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced the expansion of its collaboration with Seattle Genetics, Inc. (NASDAQ: SGEN) to include activities intended to accelerate the manufacture and development of Progenics' prostate-specific membrane antigen (PSMA) antibody-drug conjugate (ADC). Under the expanded collaboration, Seattle Genetics will develop and optimize certain methods suitable for manufacturing and testing PSMA ADC to support studies in humans. The new agreement is designed to accelerate development of this product by leveraging Seattle Genetics' prior experience in ADC process development and testing. Progenics is responsible for fees and milestone payments in addition to those already provided under the parties' existing collaborative agreement established in June 2005.
    "We are committed to developing PSMA-based immunotherapies for prostate cancer that are potentially less toxic and more active than existing treatments," said Paul J. Maddon, M.D., Ph.D., Progenics' Founder, Chief Executive Officer and Chief Science Officer. "Prostate cancer patients with metastatic disease have the greatest unmet medical need, and we intend to initiate phase 1 clinical studies in this setting during 2007 with our fully human antibody-drug conjugate. Having acquired full rights to our PSMA antibody-drug conjugate program in April, core teams from our research and development, manufacturing, clinical and regulatory areas are working to expedite the development of this promising new therapy."

    Potent Anti-Tumor Activity

    Progenics also announced today that findings on its PSMA ADC program were published in the current issue of Clinical Cancer Research (volume 12, issue 8). Top line results from this study were originally reported in a Progenics press release during September 2005. In a well-recognized mouse model of human prostate cancer, PSMA ADC significantly prolonged overall survival up to nine-fold as compared to untreated animals (p=0.0018, log-rank test, two-sided). Remarkably, established tumors in two of the five animals treated at the highest dose were eradicated and remained undetectable over 500 days through the completion of the study. No overt toxicity was observed in any of the treated animals.

    PSMA

    PSMA is a protein abundantly expressed on the surface of prostate cancer cells, with an increased expression in high-grade cancers, metastatic disease and hormone-refractory prostate cancer. In contrast to other prostate markers such as prostate-specific antigen (PSA), prostatic acid phosphatase (PAP) and prostate secretory protein, PSMA is a membrane glycoprotein that is expressed at the cell surface and not secreted. PSMA is also present at high levels on the newly formed blood vessels, or neovasculature, needed for the growth and survival of many solid tumors; however, PSMA has limited expression on normal tissues other than prostate. This unique expression pattern makes PSMA an attractive target for cancer immunotherapy.

    PSMA ADC

    PSMA ADC is a fully human monoclonal antibody to PSMA linked to a derivative of auristatin, a highly potent cytotoxic drug, utilizing Seattle Genetics' proprietary ADC technology. The monoclonal antibody portion binds PSMA with high affinity and specificity, thereby targeting the cytotoxic drug to cancer cells. After binding its target, PSMA ADC rapidly enters the cancer cell and releases the drug payload. Once released from the antibody, the drug destroys the cancer cell by disrupting the cellular "backbone" required for growth and division. PSMA ADC is designed to be stable in blood so as to minimize toxicity to normal cells and tissues that do not express PSMA.

    Prostate Cancer

    Prostate cancer is the most common form of cancer affecting men in the United States and is the second leading cause of cancer deaths among men each year. The American Cancer Society estimated that 232,090 new cases of prostate cancer were diagnosed and that 30,350 men died from the disease during 2005 in the United States.

    (PGNX-G)

    Company Profile

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone (MNTX) for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

    PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of May 25, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:

    Additional information regarding Progenics is available at www.progenics.com.


    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com